UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ___________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event            August 6, 2004
                     reported)





                            BEVERLY ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                    1-9550                  62-1691861
----------------------------     --------------     ----------------------------
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
     of Incorporation)             File Number)           Identification No.)



              One Thousand Beverly Way
                Fort Smith, Arkansas                           72919
----------------------------------------------------     ------------------
     (Address of Principal Executive Offices)                (Zip Code)


  Registrant's telephone number including area code        (479) 201-2000

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

     On August 6, 2004, Beverly Enterprises, Inc. (the "Company") announced the appointment of Melanie Creagan Dreher, Ph.D., RN, FAAN, age 61, to its Board of Directors. Dr. Dreher will serve on the Board until the next annual meeting of the Company's stockholders and until her successor is elected and duly qualified or her earlier removal or resignation. Since 1997 Dr. Dreher has been the Kelting Dean and a professor at The University of Iowa College of Nursing. In addition, Dr. Dreher has served since 2000 as the Academic Director for Clinical Practice in the Department of Nursing and Patient Services at The University of Iowa Hospitals and Clinics. She also holds secondary and adjunct appointments in several other departments at The University of Iowa and at other colleges and universities. Since 2003 Dr. Dreher has served on the board of Wellmark Health Plan of Iowa. From 2000 to 2001 she served as an advisory board member for the Pfizer Fellowship Program in Nursing Research.


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

         (c)     Exhibits

         Exhibit No.         Exhibit
         -----------         -------
                99.1         Press Release of Beverly Enterprises, Inc., dated
                             August 6, 2004.


Item 9.  Regulation FD Disclosure.

     On August 6, 2004, Beverly Enterprises, Inc. issued a press release announcing the appointment of Melanie Creagan Dreher, Ph.D., RN, FAAN, to its Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004                  BEVERLY ENTERPRISES, INC.


                                       By: /s/ PAMELA H. DANIELS
                                           -------------------------------------
                                       Name:   Pamela H. Daniels
                                       Title:  Senior Vice President, Controller
                                               and Chief Accounting Officer

                                  EXHIBIT INDEX


         Exhibit No.         Exhibit
         -----------         -------
                99.1         Press Release of Beverly Enterprises, Inc., dated
                             August 6, 2004.